                                                                     EXHIBIT 4.1
--------------------------------------------------------------------------------


                         SECURITIES PURCHASE AGREEMENT

                                  by and among

                  AIRCRAFT SERVICE INTERNATIONAL GROUP, INC.,

                          the GUARANTORS named herein

                                      and

                             CIBC OPPENHEIMER CORP.

                      --------------------------------
                          Dated as of August 13, 1998



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                   ARTICLE I

                                 DEFINITIONS                        Page
                                 -----------                        ----
           Section 1.1.  Definitions...............................  1
           Section 1.2.  Accounting Terms; Financial Statements....  5


                                   ARTICLE II


                      ISSUE OF NOTES; PURCHASE AND SALE OF
                       NOTES; RIGHTS OF HOLDERS OF NOTES;
                         OFFERING BY INITIAL PURCHASER

           Section 2.1.  Issue of Notes............................  5
           Section 2.2.  Purchase, Sale and Delivery of Notes......  6
           Section 2.3.  Registration Rights of Holders of Notes...  6
           Section 2.4.  Offering by the Initial Purchaser.........  7


                                  ARTICLE III


               REPRESENTATIONS AND WARRANTIES; RESALE OF NOTES

           Section 3.1.  Representations and Warranties............  7
           Section 3.2.  Resale of Notes........................... 22


                                   ARTICLE IV


                        CONDITIONS PRECEDENT TO CLOSING

           Section 4.1.  Conditions Precedent to Obligations
                          of the Initial Purchaser................. 23
           Section 4.2.  Conditions Precedent to Obligations
                          of the Company........................... 25


                                   ARTICLE V


                                   COVENANTS

           Section 5.1.  Covenants of the Company and the
                          Guarantors............................... 25



                                   ARTICLE VI

                                     FEES                                Page
                                     ----                                ----
          Section 6.1.  Costs, Expenses and Taxes.......................   28

                                  ARTICLE VII

                                   INDEMNITY


          Section 7.1.  Indemnity.......................................   29
          Section 7.2.  Contribution....................................   32
          Section 7.3.  Registration Rights Agreement...................   33


                                  ARTICLE VIII

                                 MISCELLANEOUS


          Section 8.1.  Survival of Provisions..........................   33

          Section 8.2.  Termination.....................................   33

          Section 8.3.  No Waiver; Modifications in Writing.............   35

          Section 8.4.  Information Supplied by the Initial Purchaser...   35

          Section 8.5.  Communications..................................   35

          Section 8.6.  Execution in Counterparts.......................   36

          Section 8.7.  Successors......................................   36

          Section 8.8.  Governing Law...................................   36

          Section 8.9.  Severability of Provisions......................   37

          Section 8.10. Headings........................................   37


          SIGNATURE PAGE................................................   37


          Exhibit A - Form of Opinion of Kirkland & Ellis

     SECURITIES PURCHASE AGREEMENT, dated as of August 13, 1998 (the "Agreement"), by and among AIRCRAFT SERVICE INTERNATIONAL GROUP, INC., a Delaware corporation (the "Company"), AIRCRAFT SERVICE INTERNATIONAL, INC., FLORIDA AVIATION FUELING COMPANY, INC. and DISPATCH SERVICES, INC. (the "Guarantors") and CIBC OPPENHEIMER CORP. ("CIBC" or the "Initial Purchaser").

     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I


                                  DEFINITIONS

     Section 1.1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof and in effect.

     "Basic Documents" means, collectively, the Indenture, the Notes, the Guarantees, the Registration Rights Agreement and this Agreement.

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into or exercisable for any of the foregoing.

     "Closing" has the meaning provided therefor in Section 2.2 of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Act.

     "Commonly Controlled Entity" has the meaning provided therefor in Section 3.1(cc) of this Agreement.

     "Company" has the meaning set forth in the introductory paragraph to this Agreement.

     "Default" means any event, act or condition which, with notice or lapse of time or both, would constitute an Event of Default.

     "Employee Benefit Plan" has the meaning provided therefor in Section 3.1(cc) of this Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

     "Event of Default" means any event defined as an Event of Default in the Indenture.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Exchange Notes" shall have the meaning provided therefor in the Registration Rights Agreement.

     "Facilities" means any and all real property (including without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or its subsidiaries or any of their respective predecessors in interest.

     "Final Memorandum" has the meaning provided therefor in Section 2.1 of this Agreement.

     "Guarantees" has the meaning provided therefor in Section 2.1 of this Agreement.

     "Guarantor" has the meaning set forth in the introductory paragraph to this Agreement.

     "Indemnified Party" has the meaning provided therefor in Section 7.1(c) of this Agreement.

     "Indemnifying Party" has the meaning provided therefor in Section 7.1(c) of this Agreement.

     "Indenture" means the indenture among the Company, the Guarantors and State Street Bank and Trust Company, as Trustee, under which the Notes will be issued.

     "Initial Purchaser" has the meaning set forth in the introductory paragraph to this Agreement.

     "Intellectual Property Rights" has the meaning provided therefor in
Section 3.1(s) of this Agreement.

     "Laws" means any applicable federal, state, local or foreign statutes, laws, codes, common law rules, ordinances, rules, regulations, permits, licensing or other requirements or any judicial or administrative decision of any governmental authority.

     "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement (other than advance payments or customer deposits for goods and services sold by the Company in the ordinary course of business), security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligations (as defined in the Indenture)), conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing.

     "Material Adverse Effect" means (i) a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or properties of the Company and its subsidiaries, taken as a whole or (ii) a material ad-verse effect on the legality, validity, binding effect or enforceability of this Agreement or the Basic Documents.

     "Memorandum" has the meaning provided therefor in Section 2.1 of this Agreement.

     "Notes" means the 11% Senior Notes due 2005 of the Company.

     "Offering" has the meaning assigned thereto in the Memorandum.

     "Offering Materials" has the meaning provided therefor in Section 7.1 of this Agreement.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization or association or government (including any agency or political subdivision thereof).

     "PORTAL" means the Private Offerings, Resales and Trading through Automated Linkages Market.

     "Preliminary Memorandum" has the meaning provided therefor in Section 2.1 of this Agreement.

     "Private Exchange Notes" has the meaning provided therefor in the Registration Rights Agreement.

     "Proceeding" has the meaning provided therefor in Section 7.1(c) of this Agreement.

     "QIB" has the meaning provided therefor in Section 3.2 of this Agreement.

     "Ranger" means Ranger Aerospace Corporation, which owns all of the outstanding common stock of the Company.

     "Registration Rights Agreement" means the registration rights agreement among the Company, the Guarantors and the Initial Purchaser relating to the Notes.

     "Regulation S" means Regulation S under the Act.

     "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

     "State Commission" means any agency of any State having jurisdiction to enforce such State's securities laws.

     "Time of Purchase" has the meaning provided therefor in Section 2.2 of this Agreement.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

     Section 1.2. Accounting Terms; Financial Statements. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent accountants regularly retained by the Company, conforms at the time to generally accepted accounting principles in the United States applied on a consistent basis except for changes with which such accountants concur. All determinations to which accounting principles apply shall be made in accordance with sound accounting practice.

                                   ARTICLE II


                       ISSUE OF NOTES; PURCHASE AND SALE
                     OF NOTES; RIGHTS OF HOLDERS OF NOTES;
                         OFFERING BY INITIAL PURCHASER

     Section 2.1. Issue of Notes. The Company has authorized the issuance of $80,000,000 aggregate principal amount of the Notes which are to be issued pursuant to the Indenture. Each Note will be substantially in the form of the Note set forth as Exhibit A to the Indenture.

     The obligations of the Company under the Indenture and the Notes will be unconditionally guaranteed (the "Guarantees"), on a joint and several basis, by each Guarantor. Each Guarantee will be substantially in the form of the Guarantee set forth as Exhibit G to the Indenture.

     The Notes will be offered and sold to the Initial Purchaser without being registered under the Act, in reliance on exemptions therefrom.

     In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated July 28,

1998 (the "Preliminary Memorandum") and prepared a final offering memorandum dated August 13, 1998 (the "Final Memorandum" and, together with the Preliminary Memorandum, the "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering, a description of the Company and its subsidiaries and any material developments relating to the Company and its subsidiaries occurring after the date of the most recent financial statements included therein.

     Section 2.2. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees that it will sell to the Initial Purchaser, and the Initial Purchaser agrees that it will purchase from the Company at the Time of Purchase, $80,000,000 of the Company's Notes at a price equal to $970.00 per $1,000 principal amount thereof.

     The purchase, sale and delivery of the Notes will take place at a closing (the "Closing") at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, at 9:00 A.M., New York time, on August 18, 1998, or such later date and time, if any, as the Initial Purchaser and the Company shall agree. The time at which such Closing is concluded is herein called the "Time of Purchase."

     One or more certificates in definitive form for the Notes that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company at least 24 hours prior to the Closing, shall be delivered by or on behalf of the Company to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer of immediately available funds wired in accordance with the written instructions of the Company. The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchaser at the offices of the Initial Purchaser, or such other place as the Initial Purchaser may designate, at least 24 hours prior to the Closing.

     Section 2.3. Registration Rights of Holders of Notes. The Initial Purchaser and its direct and indirect transferees of the Notes will have such rights with respect to the registration thereof under the Act and qualification of the Indenture under the Trust Indenture Act as are set forth in the Registration Rights Agreement.

     Section 2.4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

                                  ARTICLE III


                REPRESENTATIONS AND WARRANTIES; RESALE OF NOTES

     Section 3.1. Representations and Warranties. The Company and the Guarantors jointly and severally represent and warrant to and agree with the Initial Purchaser as follows:

          (a) Final Memorandum. The Final Memorandum as of its date does not, and at the Time of Purchase will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 3.1(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Final Memorandum or any amendment or supplement thereto as set forth in Section 8.4 hereof. The statistical and market-related data included in the Final Memorandum (i) are based on or derived from sources that the Company believes to be reliable and accurate, (ii) represent the Company's good faith estimates that are made on the basis of data derived from sources that the Company believes to be reliable or (iii) represent the Company's good faith estimates that are based on internal Company surveys that the Company believes have a reasonable basis. The Notes, the Indenture and the Registration Rights Agreement conform in all material respects to the description thereof in the Final Memorandum.

          (b) Financial Statements. The audited financial statements of the Company and its predecessor set forth in the Final Memorandum are in accordance with the books and records of the Company, fairly present in all material respects the financial position, results of operations, and cash flows of the Company or the predecessor, as the case may be, at the dates and for the periods to which they re-late and have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise stated therein); the unaudited financial statements of the Company and its predecessor set forth in the Final Memorandum were prepared in a manner consistent with the Company's or the predecessor's, as the case may be, historical practices and in the reasonable judgment of management of the Company fairly present in all material respects the financial position and results of operations of the Company or the predecessor, as the case may be, at the date and for the period to which they relate, subject only to year end adjustments and the absence of footnote disclosures (except as otherwise stated therein); and the summary and selected financial data in the Final Memorandum present fairly the financial information shown therein and have been prepared and compiled on a basis consistent with audited and unaudited financial statements included therein. Ernst & Young LLP, which has reported upon the audited financial statements included in the Memorandum, is an independent public accounting firm as required by the Act and the rules and regulations thereunder.

          (c) Pro Forma Statements. The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Final Memorandum (A) have been prepared in accordance with applicable requirements of Regulation S-X promulgated under the Exchange Act (it being understood that the rules under Regulation S-X relative to pro forma adjustments require the application of judgment regarding whether such adjustments are directly attributable to the transaction, have a continuing impact and are factually supportable and that the staff of the Commission could disagree that certain of the adjustments meet these requirements) and (B) have been properly computed on the bases described therein; and the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (d) Organization. The Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has the corporate power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned and being operated by it. The Company and each Guarantor have delivered to the Initial Purchaser complete and correct copies of its Certificate of Incorporation and By-Laws as in effect on the date hereof. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties other than those jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect.

          (e) Capitalization, Equity Ownership. As of the Time of Purchase (after giving effect to the Offering), the Company will have the capitalization as set forth in the Final Memorandum; the authorized capital stock of the Company will consist of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares will be issued and outstanding and held of record by Ranger; the authorized capital stock of Ranger will consist of: (i) 2,000,000 shares of common stock, par value $0.01 per share, of which 1,000,000 shares are designated Class A Voting Common Stock (3,5997.8 shares are issued and outstanding) and 1,000,000 shares are designated Class B Non-Voting Common Stock (69,030 shares are issued and outstanding); and (ii) 200,000 shares of 10.5% Payment-In-Kind Redeemable Preferred Stock, par value $0.01 per share (6,000 shares are issued and outstanding); all of the issued and outstanding securities of the Company and Ranger have been duly authorized and validly issued and are fully paid and non-assessable and none of them have been issued in violation of any preemptive or other right; all of the outstanding shares of capital stock of the subsidiaries are owned, directly or indirectly, by the Company; and, except as contemplated in this Agreement or the other agreements, instruments or documents delivered in connection with the transactions contemplated hereby, neither the Company nor Ranger is a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any Capital Stock or any other security of the Company or Ranger or any other security exercisable or exchangeable for or convertible into any Capital Stock or any other security of the Company or Ranger, except for contracts, agreements or arrangements that have been discussed previously between Ranger and either Kraig Danielson, George W. Watts or F. Andrew Mitchell.

          (f) Authority. The Company and each Guarantor has the power to enter into the Basic Documents (to the extent a party thereto) and all other agreements, instruments and documents executed and delivered by the Company and each Guarantor pursuant thereto (collectively, the "Delivered Documents") and to carry out its obligations thereunder, including without limitation issuing the Notes in the manner and for the purpose contemplated by this Agreement. The execution, delivery and performance of the Delivered Documents and the consummation of the transactions contemplated thereby have been duly authorized by the Company and each Guarantor (to the extent a party thereto), and no other proceeding or approval on the part of the Company and each Guarantor is necessary to authorize the execution and delivery of the Delivered Documents or the performance of any of the transactions contemplated thereby.

          (g) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and (assuming the due authorization, execution and delivery thereof by the Initial Purchaser) is a valid and legally binding agreement of the Company and the Guarantors, enforceable against each of them in accordance with its terms except (i) that the enforcement hereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

          (h) Guarantees. The Guarantees have been duly authorized by each of the Guarantors and, when executed by the Guarantors in accordance with the provisions of the Indenture and, when the Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute a valid and legally binding obligations of the Guarantors enforceable against each of them in accordance with their terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (i) Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, when executed and delivered by the Company and the Guarantors (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against each of them in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (j) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and the Guarantors and, when executed and delivered by the Company and the Guarantors (assuming the due authorization, execution and delivery thereof by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against each of them in accordance with its terms except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (k) Notes. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (l) Other Documents. Each other Delivered Document executed and delivered by the Company and the Guarantors has been duly and validly authorized, executed and delivered by the Company and the Guarantors and constitutes or will constitute a valid and legally binding obligation of the Company and the Guarantors, enforceable against them in accordance with its terms, except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity and contribution hereunder and thereunder may be limited by applicable law.

          (m) Solvency. Immediately after the consummation of the transactions contemplated by this Agreement (including the use of proceeds from the sale of Notes at the Time of Purchase), the fair value and present fair saleable value of the assets of the Company on a consolidated basis will exceed the sum of its stated liabilities and identified contingent liabilities; the Company or any of its subsidiaries will not be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including the use of proceeds from the sale of Notes at the Time of Purchase), (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

          (n) Absence of Certain Changes. Subsequent to the date as of which information is given in the Final Memorandum, except as described in the Final Memorandum, there has not been (i) any event or condition that has or could reasonably be expected to have a Material Adverse Effect, (ii) any transaction entered into by the Company or any of its subsidiaries, other than in the ordinary course of business, that has or could reasonably be expected to have a Material Adverse Effect or (iii) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

          (o) No Violation. Neither the execution, delivery or performance of any of the Delivered Documents nor the consummation of any of the transactions contemplated thereby (i) will violate or conflict with the Company's or any of the Guarantors' Certificate of Incorporation or By-Laws, (ii) will, as of the Time of Purchase, result in any breach of or default under any provision of any material contract or agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject, (iii) violates, is prohibited by or requires the Company or any of its subsidiaries to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation (including without limitation Regulation T, U or X of the Board of Governors of the Federal Reserve System), rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person, presently in effect or in effect at the Time of Purchase, (iv) will cause any acceleration of maturity of any note, instrument or other indebtedness to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or with respect to which the Company or any of its subsidiaries is an obligor or guarantor, or (v) except as contemplated by this Agreement and the other Basic Documents, will result in the creation or imposition of any Lien upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to the equity or any of the properties, assets, business, agreements or contracts of the Company or any of its subsidiaries, other than any violation, conflict, breach, default, acceleration or Lien which individually or in the aggregate does not have a Material Adverse Effect.

          (p) Title and Condition of Properties and Assets. As of the date hereof, each of the Company and its subsidiaries has good and valid title to all of its owned assets and properties which are material to its business, taken as a whole. As of the Time of Purchase, each of the Company and its subsidiaries will have good and valid title to all of its assets and properties which are material to its business, taken as a whole (except as sold or otherwise disposed of in the ordinary course of business), subject to no Liens other than Permitted Liens (as defined in the Indenture).

          (q) Leased Property. Each lease of real property or personal property that is material to the business of the Company and its subsidiaries, taken as a whole, is in full force and effect and is valid and enforceable in accordance with its terms. There is not under any such lease any default by the Company or any of its subsidiaries, or any event that with notice or lapse of time or both would constitute such a default by the Company or any of its subsidiaries and with respect to which the Company or any of its subsidiaries has not taken adequate steps to prevent such default from occurring, except for any such default that would not have a Material Adverse Effect; all of such events, if any, and the aforesaid steps taken by the Company or any of its subsidiaries are set forth in the Final Memorandum. There is not under any such lease any default by any other party thereto or any event that with notice or lapse of time or both would constitute such a default thereunder by such party, which default would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries owns any real property.

          (r) Litigation. There are no actions, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any United States jurisdiction, of any kind now pending or, to the best of the knowledge of the Company or any subsidiary, threatened involving the Company or any of its subsidiaries that (i) seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance of the Guarantees by the Guarantors or the issuance and sale of the Notes by the Company or any of the other material transactions contemplated hereby, (ii) question the legality or validity of any such transactions or seek to recover damages or obtain other relief in connection with any such transactions or (iii) which would have, individually or in the aggregate, a Material Adverse Effect.

          (s) Patents, Copyrights and Trademarks. Whether registered or at common law, there are no material copyrights, patents, trade names, trademarks and service marks, or any applications therefor that are pending or in the process of preparation (collectively, the "Intellectual Property Rights"), that are directly or indirectly owned, licensed, used, required for use or controlled in whole or in part by the Company or its subsidiaries and no licenses and other agreements allowing the Company or its subsidiaries to use Intellectual Property Rights of third parties in the United States that are not accurately de-scribed in the Final Memorandum. Except as otherwise described in the Final Memorandum, each of the Company or its subsidiaries is the sole and exclusive owner of the Intellectual Property Rights described therein, free and clear of any Lien (other than Permitted Liens), and such Intellectual Property Rights have not been and are not being challenged in any way or involved in any pending or threatened unfair competition proceeding. There has been and is no claim challenging the scope, validity or enforceability of any of the Intellectual Property Rights. Neither the Company nor any of its subsidiaries has infringed, or is infringing or is subject to any unfair competition claim with respect to, any service mark or trade name registration or application therefor, trademark, trademark registration or application therefor, copyright, copyright registration or application therefor, patent, patent registration or application therefor, or any other proprietary or intellectual property right of any person or entity and neither the Company nor any of its subsidiaries has received or has any knowledge, after due inquiry, of any such claim or other notice of any such violation or infringement.

          (t) Compliance with Laws, Etc. The Company and its subsidiaries are in compliance with, and the execution and delivery of this Agreement and the other Delivered Documents and the consummation by the Company and its subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Guarantees in the manner and for the purpose contemplated by this Agreement) will comply with, all federal, state and local statutes, laws, ordinances, regulations, rules, permits, judgments, orders or decrees applicable to the Company or its subsidiaries and there does not exist any basis for any claim of default under or violation of any such statute, law, ordinance, regulation, rule, judgment, order or decree except such noncompliance, defaults or violations, if any, that in the aggregate do not have a Material Adverse Effect. The Company and its subsidiaries are in compliance with (i) all applicable requirements of the Occupational Safety and Health Act of 1970 within the United States and rules, regulations and orders thereunder and (ii) all applicable laws and related rules and regulations of all United States jurisdictions affecting labor union activities, civil rights or employment, including, without limitation, in the United States, the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Equal

     Employment Opportunity Act of 1972, the Employee Retirement Income Security Act of 1974, the Equal Pay Act and the National Labor Relations Act, in each case, other than any such noncompliance which in the aggregate would have a Material Adverse Effect. None of the Company or its subsidiaries is currently or, after giving effect to the consummation of the transactions contemplated by this Agreement and the Basic Documents, will be (i) in violation of its respective organizational documents, or (ii) in default (nor will an event occur which with notice or passage of time or both would constitute such a default) under or in violation of any indenture or loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected (except as set forth in the Final Memorandum), which default or violation (individually or in the aggregate) (x) materially and adversely affects the legality, validity or enforceability of this Agreement or any of the Basic Documents or (y) has a Material Adverse Effect.

          (u) Compliance with Environmental Laws. Except as disclosed in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and except as does not, individually or in the aggregate, have a Material Adverse Effect, (A) each of the Company and its subsidiaries is in compliance with and not subject to liability under all applicable Environmental Laws, (B) each of the Company and its subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the best knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of its subsidiaries, (E) neither the Company nor any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, (F) no property or facility now or formerly owned, leased or operated by the Company or any of its subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority; (G) there are no events, activities, conditions, or occurrences which could reasonably be expected to prevent the Company or any of its subsidiaries from complying with, or to result in liability under, Applicable Environmental Laws.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on any of the Company or the Subsidiaries, relating to pollution or protection of the environment (including, without limitation, ambient air, indoor air, surface water, groundwater, land surface or subsurface strata), natural resources, or health or safety or any pollutant, contaminant, waste, constituent, chemical, material or substance, that is subject to regulation thereunder.

          (v) Governmental Authorizations and Regulations. Except as set forth in the Final Memorandum, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency, securities exchange or any regulatory authority is required in connection with the execution, delivery or performance by the Company or its subsidiaries of this Agreement or any of the other Basic Documents or any of the transactions contemplated thereby, except that (i) may be required under state securities or "blue sky" laws or the laws of any foreign jurisdiction in connection with the offer and sale of the Notes, (ii) would not (individually or in the aggregate) have a Material Adverse Effect. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations set forth in the Final Memorandum (other than as disclosed therein) which are required to have been obtained by the date hereof have been obtained or made, as the case may be, and are in full force and effect and not the subject of any pending or, to the knowledge of the Company, threatened attack by appeal or direct proceeding or otherwise.

          (w)  Labor Matters.

          (i) Collective Bargaining Representative. There are 29 collective bargaining agreements covering certain employees of the Company or its subsidiaries;

          (ii) Labor Disputes. There is and for the past three years has been no labor strike, work stoppage, lockout or other work action, and no such dispute is actually pending or, to the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries;

          (iii) Representative Questions. To the Company's knowledge, no union organization or decertification campaign is in progress or threatened with respect to the Company or any of its subsidiaries; and no question concerning representation exists respecting such employees;

          (iv) Unfair Labor Practices. There is no unfair labor practice charge or complaint pending or, to the Company's knowledge, threatened before the National Labor Relations Board or any similar state, local or foreign governmental authority having jurisdiction, including any foreign labor Law, against the Company or any of its subsidiaries;

          (v) Grievances. There is no pending or, to the Company's knowledge, threatened labor grievance against the Company or any of its subsidiaries which, if decided adversely to the Company, would have a Material Adverse Effect;

          (vi) Employment Matters. No actions or investigations with respect to any Law relating to the employment of labor are under way or, to the Company's knowledge, threatened against the Company or any of its subsidiaries which, if decided adversely to the Company, would have a Material Adverse Effect; and to the Company's knowledge no facts or circumstances exist that could give rise to such liability; and

          (vii) Collective Bargaining Obligations. All collective bargaining obligations required by any Law or contract have been, or prior to the Closing Date will be, satisfied by the Company or any of its subsidiaries. No plant closing or mass layoffs as those terms are defined in the WARN Act or any similar state or local Law have been implemented in the past five years, and no layoffs that could implicate such Laws will be implemented before the Time of Purchase.

          (x) Relationships. Except as described in the Final Memorandum, neither the Company nor any of the Guarantors has received any notice or has any knowledge that any customer who accounted for more than 5% of the consolidated revenues of the Company or its predecessor during the past 24 months intends to terminate or materially reduce its business with the Company or any of the Guarantors in the future, and except as described in the Final Memorandum, no such customer has terminated or materially reduced its business with the Company or any of the Guarantors during the past twelve months.

          (y) Employees. Except as described in the Final Memorandum, there has been no resignation or termination of employment of any officer or key employee of the Company or any of its subsidiaries and neither the Company nor its subsidiaries has any knowledge of any impending or threatened resignation or termination of employment in any case that would have a Material Adverse Effect. Except as set forth in the Final Memorandum, neither the Company nor its subsidiaries has entered into any severance or similar arrangement in respect of any present or former employees required to be disclosed therein.

          (z) Brokers. Except as described in the Final Memorandum, there are no claims for commissions or fees from any investment banker, broker, finder, consultant or intermediary hired by or on behalf of the Company in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any of its subsidiaries.

          (aa) Tax Matters. The Company and its subsidiaries have duly filed all tax reports and returns required to be filed by them, including all federal, state, local and foreign tax returns and reports, and the Company and its subsidiaries have paid in full all taxes required to be paid by the Company and its subsidiaries before such payment became delinquent other than taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP, except where the fail-ure to file such return or pay such tax would not have a Material Adverse Effect.

          (bb) Investment Company. Neither the Company nor any of the Guarantors is and immediately after the Time of Purchase none of them will be an "investment company" or, to the Company's knowledge, a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (cc) ERISA. The execution and delivery of this Agreement and the other Basic Documents and the sale of the Notes to the Initial Purchaser will not involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code on the part of the Company or the Guarantors. The preceding representation is made in reliance on and subject to the accuracy of the Initial Purchaser's representations and warranties in Section 3.2 hereof. No Reportable Event (as defined in Section 4043 of ERISA) for which the 30-day notice requirement has not been waived has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Employee Benefit Plan, and the Company and its subsidiaries and Commonly Controlled Entities have complied in all material respects with the applicable provisions of ERISA and the Code in connection with the Employee Benefit Plans. The present value of all accrued benefits under each Employee Benefit Plan subject to Title IV of ERISA (based on the current liability, interest rate and other assumptions used in preparation of the plan's Form 5500 Annual Report) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such plan allocable to such accrued benefits by more than $2.0 million. Neither of the Company or any of its subsidiaries, nor any Commonly Controlled Entity (as defined below) has had a complete or partial withdrawal from any Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) for which any withdrawal liability is still outstanding. No such Multiemployer Plan is in reorganization or insolvent. There are no material liabilities of the Company or any of its subsidiaries or any Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as described in Section 3(1) of ERISA) which are not described in the financial statements contained in the Final Memorandum. With respect to each

     Employee Benefit Plan, no event has occurred and there exists no conditions or set of circumstances in connection with which the Company or any of its subsidiaries may be reasonably likely to, directly or indirectly (through a Commonly Controlled Entity or otherwise) be subject to material liability under the Code, ERISA or any other applicable law, except for liability for benefit claims and funding obligations payable in the ordinary course. "Commonly Controlled Entity" means any person or entity that, together with the Company or any of its subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. "Employee Benefit Plan" means an employee benefit plan, as defined in Section 3(2) of ERISA, which is maintained or contributed to by the Company or its subsidiaries, or any Commonly Controlled Entity or to which the Company or its subsidiaries or any Commonly Controlled Entity may have liability.

          (dd) The Offering. No form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) was used by the Company or their representatives in connection with the offer and sale of the Notes. Neither the Company, the Guarantors nor any Person authorized to act for any of them has, either directly or indirectly, sold or offered for sale any of the Notes or any other similar security of the Company or the Guarantors to, or solicited any offers to buy any thereof from, or has otherwise approached or negotiated in respect thereof with, any Person or Persons other than with or through the Initial Purchaser; and the Company and the Guarantors agree that neither they nor any Person acting on their behalf will sell or offer for sale any Notes to, or solicit any offers to buy any Notes from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Notes within the provisions of
     Section 5 of the Act. Assuming the accuracy of the Initial Purchaser's representations and warranties set forth in Section 3.2 hereof, and the due performance by the Initial Purchaser of the covenants and agreements set forth in Section 3.2 hereof, the offer and sale of the Notes to the Initial Purchaser in the manner contemplated by this Agreement and the Memorandum does not require registration under the Act and the Indenture does not require qualification under the Trust Indenture Act. No securities of the Company nor the Guarantors are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system. Neither the Company nor the Guarantors has taken, nor will either of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes. Neither the Company, the Guarantors nor any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchaser) has engaged in any directed selling efforts (as that term is defined in Regulation S with respect to the Notes and the Company, the Guarantors and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchaser) have acted in accordance with the offering restrictions requirements of Regulation S.

          (ee) Insurance. The Company and its subsidiaries carry insurance in such amounts and covering such risks as in their reasonable determination is adequate for the conduct of their business and the value of their properties.

     Section 3.2. Resale of Notes. The Initial Purchaser represents and warrants that it is a "qualified institutional buyer" as defined in Rule 144A of the Act ("QIB"). The Initial Purchaser agrees with the Company and the Guarantors (as to itself only) that (a) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (b) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, (i) Persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such Person is buying for one or more institutional accounts for which such Person is acting as fiduciary or agent, only when such Person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to Persons other than U.S. Persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such Persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum. The Initial Pur-chaser represents and warrants that the funds of the Initial Purchaser being used for the initial purchase of the Notes in no case represent assets of any employee benefit plan subject to ERISA or 4975 of the Code.

                                   ARTICLE IV


                        CONDITIONS PRECEDENT TO CLOSING

     Section 4.1. Conditions Precedent to Obligations of the Initial Purchaser. The obligation of the Initial Purchaser to purchase the Notes to be purchased at the Closing is subject, at the Time of Purchase, to the satisfaction of the following conditions:

          (a) At the Time of Purchase, the Initial Purchaser shall have received the opinion, dated as of the Time of Purchase and addressed to the Initial Purchaser, of Kirkland & Ellis, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, to the effect as set forth on Exhibit A hereto.

          (b) The Initial Purchaser shall have received an opinion, addressed to the Initial Purchaser in form and substance satisfactory to the Initial Purchaser and dated the Time of Purchase, of Cahill Gordon & Reindel, counsel to the Initial Purchaser.

          (c) The Initial Purchaser shall have received from Ernst & Young LLP a comfort letter or letters dated the date hereof and the date of the Closing in form and substance reasonably satisfactory to counsel to the Initial Purchaser.

          (d) The representations and warranties made by the Company and the Guarantors herein shall be true and correct in all material respects (except for changes expressly provided for in this Agreement) on and as of the Time of Purchase with the same effect as though such representations and warranties had been made on and as of the Time of Purchase, the Company and the Guarantors shall have complied in all material respects with all agreements as set forth in or contemplated hereunder and in the Basic Documents required to be performed by it at or prior to the Time of Purchase and the Company shall have furnished to the Initial Purchaser a certificate, dated the Time of Purchase, to such effect.

          (e) Subsequent to the date of the Final Memorandum, (i) there shall not have been any change that has or could reasonably be expected to have a Material Adverse Effect and (ii) the Company and its subsidiaries shall not have taken any voluntary, affirmative action to conduct their respective businesses other than in the ordinary course.

          (f) At the Time of Purchase and after giving effect to the consummation of the transactions contemplated by this Agreement and the Basic Documents, there shall exist no Default or Event of Default.

          (g) The purchase of and payment for the Notes by the Initial Purchaser hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System).

          (h) At the Time of Purchase, the Initial Purchaser shall have received a certificate, dated the Time of Purchase, from the Company stating that the conditions specified in Sections 4.1(e), (f), (g) and (h) have been satisfied or duly waived at the Time of Purchase.

          (i) Each of the Basic Documents shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

          (j) All proceedings required in order to issue the Notes and consummate the transactions contemplated by this Agreement and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchaser and counsel to the Initial Purchaser. The Initial Purchaser and counsel to the Initial Purchaser shall have received copies of such papers and documents of the Company and the Guarantors as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

          (k) The sale of the Notes hereunder shall not have been enjoined (temporarily or permanently) at the Time of Purchase.

     On or before the Closing, the Initial Purchaser and counsel to the Initial Purchaser shall have received such further documents, opinions, certificates and schedules or other instruments relating to the business, corporate, legal and financial affairs of the Company and its subsidiaries as they may reasonably request.

     Section 4.2. Conditions Precedent to Obligations of the Company. The obligations of the Company to deliver the Notes shall be subject to the accuracy as of the date hereof and at the Time of Purchase (as if made on and as of the time of Purchase) of the representations and warranties of the Initial Purchaser herein (delivery of the purchase price by the Initial Purchaser for the Notes being an affirmation by the Initial Purchaser of the accuracy of its representations and warranties).

                                   ARTICLE V


                                   COVENANTS

     Section 5.1. Covenants of the Company and the Guarantors. The Company and the Guarantors covenant and agree with the Initial Purchaser that:

          (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent, which consent shall not be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchaser or counsel to the Initial Purchaser, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchaser.

          (b) The Company and the Guarantors will cooperate with the Initial Purchaser in arranging for the qualification of the Notes and the Guarantees for offering and sale under the securities or "blue sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the resale of the Notes;

     provided, however, that in connection therewith, the Company and the Guarantors shall not be required to qualify as a foreign corporation, to take any acts which would require it to qualify to do business or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (c) If, at any time prior to the completion of the distribution by the Initial Purchaser of the Notes, the Exchange Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchaser thereof (who thereafter will not use such Final Memorandum until appropriately amended or supplemented) and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Company will, without charge, provide to the Initial Purchaser and to counsel to the Initial Purchaser as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

          (e) The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

          (f) For and during the period ending on the date no Notes are outstanding, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or the holders of the Notes and, promptly after available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

          (g) Prior to the Time of Purchase, the Company will furnish to the Initial Purchaser, as soon as they have been prepared in final form, a copy of any unaudited interim financial statements of the Company and Subsidiaries for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (h) The Company nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

          (i) The Company will not solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (j) For so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and not saleable in full under Rule 144 under the Act (or any successor provision), the Company will make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (k) The Company will use its best efforts to (i) permit the Notes to be included for quotation on PORTAL and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

          (l) The Company and the Guarantors (to the extent a party thereto) will do and perform all things required to be done and performed by them under this Agreement and the other Basic Documents prior to or after the Closing, subject to the qualifications and limitations in the writing that expresses such obligations, and to satisfy all conditions precedent on their part to the obligations of the Initial Purchaser under this Agreement to purchase and accept delivery of the Notes.

          (m) In connection with Notes offered and sold in an offshore transaction (as defined in Regulation S), the

     Company will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

                                   ARTICLE VI


                                      FEES

     Section 6.1. Costs, Expenses and Taxes. Notwithstanding any termination of this Agreement (pursuant to Section 8.2 or otherwise), the Company and the Guarantors jointly and severally agree to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (i) the costs of printing and reproducing the Preliminary Memorandum, the Final Memorandum and each amendment or supplement to any of them; (ii) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Preliminary Memorandum, the Final Memorandum and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the authentication, issuance and delivery of certificates for the Notes and the related Guarantees, including any stamp taxes in connection with the original issuance and sale of the Notes and trustees' fees; (iv) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (v) fees and expenses of the Trustee including fees and expenses of its counsel; (vi) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market; and (vii) any fees charged by investment rating agencies for the rating of the Notes. In addition, the transportation and other expenses incurred by or on behalf of representatives of the Company and the Initial Purchaser in connection with presentations to prospective purchasers of the Notes shall be allocated as follows: costs relating to the chartered airplane shall be shared equally by the Company and the Initial Purchaser; costs relating to (i) the provision of local transportation services, (ii) the meeting space for such presentations and (iii) any catering expenses that were either (A) incurred in connection with such meetings or (B) incurred in connection with travel on the chartered plane and billed separately from other flight related charges, shall be paid by the Initial Purchaser; costs relating to flights on commercial airlines and hotels shall be paid by the party that incurred such costs; and costs relating to the production, printing and distribution of all marketing materials shall be paid by the Company. For the avoidance of doubt, it is understood that the Company shall have no obligation to pay any fees, expenses or disbursements of Cahill Gordon & Reindel, counsel for the Initial Purchaser.

                                  ARTICLE VII


                                   INDEMNITY

     Section 7.1.  Indemnity.

     (a) Indemnification by the Company and the Guarantors. The Company and the Guarantors, jointly and severally, agree and covenant to hold harmless and indemnify the Initial Purchaser and any Affiliates thereof (including any director, officer, employee, agent or controlling Person of any of the foregoing) from and against any losses, claims, damages, liabilities and expenses (including expenses of investigation) to which the Initial Purchaser and its Affiliates may become subject arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum and any amendments or supplements thereto, the Basic Documents or any application or other documents filed with the Commission or any State Commission (collectively, the "Offering Materials") or arising out of or based upon the omission or alleged omission to state in any of the Offering Materials a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and the Guarantors shall not be liable under this paragraph (a) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in any of the documents referred to in this paragraph (a) in reliance upon and in conformity with the information relating to the Initial Purchaser furnished in writing by the Initial Purchaser for inclusion therein; provided, further, that the Company and the Guarantors shall not be liable under this paragraph (a) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in any Memorandum that is corrected in the Final Memorandum (or any amendment or supplement thereto) if the person asserting such loss, claim, damage or liability purchased Notes from the Initial Purchaser in reliance on such Memorandum but was not given the

Final Memorandum (or any amendment or supplement thereto) on or prior to the confirmation of the sale of such Notes. The Company and the Guarantors, on a joint and several basis, further agree to reimburse the Initial Purchaser for any reasonable legal and other expenses as they are incurred by it in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings or investigations arising in any manner out of or in connection with such Person being the Initial Purchaser; provided that if the Company and the Guarantors reimburse the Initial Purchaser hereunder for any expenses incurred in connection with a lawsuit, claim or other proceeding for which indemnification is sought, the Initial Purchaser hereby agrees to refund such reimbursement of expenses to the extent that the losses, claims, damages or liabilities are not entitled to indemnification hereunder. The Company and the Guarantors further agree that the indemnification, contribution and reimbursement commitments set forth in this Article VII shall apply whether or not the Initial Purchaser is a formal party to any such lawsuits, claims or other proceedings. The indemnity, contribution and expense reimbursement obligations of the Company and the Guarantors under this Article VII shall be in addition to any liability the Company and the Guarantors may otherwise have.

     (b) Indemnification by the Initial Purchaser. The Initial Purchaser agrees and covenants to hold harmless and indemnify the Company, the Guarantors and any Affiliates thereof (including any director, officer, employee, agent or controlling Person of any of the foregoing) from and against any losses, claims, damages, liabilities and expenses insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement of any material fact contained in the Offering Materials, or upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with the information relating to the Initial Purchaser furnished in writing by the Initial Purchaser for inclusion therein. The indemnity, contribution and expense reimbursement obligations of the Initial Purchaser under this Article VII shall be in addition to any liability the Initial Purchaser may otherwise have.

     (c) Procedure. If any Person shall be entitled to indemnity hereunder (each an "Indemnified Party"), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnity is sought (each an "Indemni-fying Party") of the commencement of any action, suit, investigation or proceeding, governmental or otherwise (a "Proceeding"), with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the Indemnifying Parties have been prejudiced materially by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party or parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Parties agree to pay such fees and expenses; or (2) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or parties and the Indemnifying Party or an Affiliate of the Indemnifying Party and such Indemnified Parties, and the Indemnified Parties shall have been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party or parties that are different from or additional to those available to the Indemnifying Parties, in which case, if such Indemnified Party or parties notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that, unless there exists a conflict among Indemnified Parties, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party or Parties, or for fees and expenses that are not reasonable. No Indemnified Party or Parties will settle any Proceeding without the consent of the Indemnifying Party or Parties (but such consent shall not be un-reasonably withheld). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability or claims that are the subject of such Proceeding.

     Section 7.2. Contribution. If for any reason the indemnification provided for in Section 7.1 of this Agreement is unavailable to an Indemnified Party, or insufficient to hold it harmless, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other, but also the relative fault of the Indemnifying and Indemnified Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying and Indemnified Parties shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (net of the Initial Purchaser's discounts and commissions but before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the Indemnifying and Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying or Indemnified Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim.

     The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to the immediately preceding paragraph were determined pro rata or per capita or by any other method of allocation which does not take into account the equitable considerations referred to in such paragraph. Notwithstanding any other provision of this Section 7.2, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     Section 7.3. Registration Rights Agreement. Notwithstanding anything to the contrary in this Article VII, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim with respect thereto.

                                  ARTICLE VIII


                                 MISCELLANEOUS

     Section 8.1. Survival of Provisions. The representations, warranties and covenants of the Company, the Guarantors and the Initial Purchaser made herein, the indemnity and contribution agreements contained herein and each of the provisions of Articles VI, VII and VIII shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchaser, (b) acceptance of any of the Notes and payment therefor, (c) any termination of this Agreement other than pursuant to Section 8.2 or (d) disposition of the Notes by the Initial Purchaser whether by redemption, exchange, sale or otherwise. With respect to any termination of this Agreement pursuant to Section 8.2, this Agreement and the obligations contemplated hereby shall terminate without liability to any party, and no party shall have any continuing obligation hereunder or liability to any other party hereto, except that each of the provisions of Articles VI, VII and VIII shall remain operative and in full force and effect regardless of any termination pursuant thereto.

     Section 8.2. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given prior to the Time of Purchase in the event that the Company and the Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing:

          (i) the Company or the Guarantors shall have sustained any loss or interference with respect to their businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any event or development that, individually or in the aggregate, has a Material Adverse Effect (including without limitation a Change of Control (as defined in the Indenture)), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

          (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

          (iii) a banking moratorium shall have been declared by New York or United States authorities;

          (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

          (v) any securities of the Company or Ranger shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                                     -35

     (b) Termination of this Agreement pursuant to this Section 8.2 shall be without liability of any party to any other party except as provided in Section
8.1 hereof.

     Section 8.3. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Guarantors or the Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Guarantors or the Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Guarantors from any provision of this Agreement shall be effective unless signed in writing by the party hereto entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company, the Guarantors and the Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Guarantors from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or the Guarantors in any case shall entitle the Company or the Guarantors to any other or further notice or demand in similar or other circumstances.

     Section 8.4. Information Supplied by the Initial Purchaser. The statements set forth in the first paragraph on page i and in the third and fourth sentences of the fifth paragraph and the seventh paragraph under the heading "Plan of Distribution" in the Final Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 3.1(a) and 7.1(a) and (b) hereof.

     Section 8.5. Communications. All notices, demands and other communications provided for hereunder shall be in writing, and, (a) if to the Initial Purchaser, shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service or personal deliv-ery, addressed to CIBC Oppenheimer Corp., 425 Lexington Avenue, 3rd floor, New York, New York 10017, Attention: Edward Levy with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York, 10005, Attention: Geoffrey E. Liebmann, Esq., and (b) if to the Company or the Guarantors, shall be given by similar means to Aircraft Service International Group, Inc., 8240 N.W. 52nd Terrace, Suite 200, Miami, Florida 33166-7766, Attn: Chief Financial Officer, with copies to Kirkland & Ellis, 200 East Randolph Drive, Chicago, IL 60601,
Attn: William S. Kirsch, P.C. and Richard W. Porter. In each case notices, demands and other communications shall be deemed given when received.

     Section 8.6. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     Section 8.7. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company or the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such Persons and for the benefit of no other Person except that (i) the indemnities of the Company and the Guarantors contained in
Section 7.1(a) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Initial Purchaser and any Person or Persons who control the Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 7.1(b) of this Agreement shall also be for the benefit of the directors of the Company, their directors, officers, employees and agents and any Person or Persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchaser will be deemed a successor because of such purchase.

     Section 8.8. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE

WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     Section 8.9. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 8.10. Headings. The Article and Section headings and Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                            AIRCRAFT SERVICE INTERNATIONAL GROUP, INC.

                            By:  /s/ Stephen D. Townes
                                ---------------------------------------
                                Name: Stephen D. Townes
                                Title: President & CEO

                            AIRCRAFT SERVICE INTERNATIONAL, INC.

                            By:  /s/ Stephen D. Townes
                                ---------------------------------------
                                Name: Stephen D. Townes
                                Title: President & CEO


                            FLORIDA AVIATION FUELING COMPANY, INC.

                            By:  /s/ Stephen D. Townes
                                ---------------------------------------
                                Name: Stephen D. Townes
                                Title: President & CEO


                            DISPATCH SERVICES, INC.

                            By:  /s/ Stephen D. Townes
                                ---------------------------------------
                                Name: Stephen D. Townes
                                Title: President & CEO



The foregoing Agreement is
confirmed and accepted as of
the date first above written.

CIBC OPPENHEIMER CORP.

By:  /s/ Edward Levy
-------------------------------------
    Name: Edward Levy
    Title: Managing Director

                                                                       Exhibit A

                      Form of Opinion of Kirkland & Ellis

          (i) The Company has been duly organized and is validly existing as a corporation in good standing under the General Corporation Law of the State of Delaware, with corporate power and authority to own, and hold under lease, its properties and conduct its business as described in the Memorandum. Each of the Guarantors has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own, and hold under lease, its properties and conduct its business as described in the Memorandum.

          (ii) The Company has the corporate power to enter into and perform its obligation under the Basic Documents including without limitation the power to issue, sell and deliver the Notes as contemplated by this Agreement. The Board of Directors of the Company, or a duly authorized committee thereof, has adopted by requisite vote the resolutions necessary to authorize the Company's execution, delivery and performance of the Basic Documents and has approved by requisite vote the price and interest rate set forth therein.

          (iii) Each of the Guarantors has the corporate power to enter into and perform its obligation under the Basic Documents including without limitation the power to issue, sell and deliver the Guarantees as contemplated by this Agreement. The Board of Directors of each of the Guarantors, or a duly authorized committee thereof, has adopted by requisite vote the resolutions necessary to authorize the Guarantors' execution, delivery and performance of the Basic Documents.

          (iv) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the shares of capital stock of the Company are owned by Ranger Aerospace Corporation and all shares of each subsidiary (other than, in respect of non-domestic subsidiaries, directors' qualifying shares or immaterial amounts of shares held by foreign nationals to the extent mandated by or advantageous under applicable law) are owned by the Company, in each case, free and clear of all liens, encumbrances and security interests and to the actual knowledge of such counsel no options, warrants or other rights to purchase, agree-ments or other obligations to issue, or other rights to convert any obligations into, shares of capital stock of or ownership interests in the Company or any of its subsidiaries are outstanding.

          (v) The Company and the Guarantors have duly executed and delivered this Agreement, the Indenture and the Registration Rights Agreement.

          (vi) Each of the Basic Documents is a valid and binding obligation of each of the Company and the Guarantors and (assuming the due authorization, execution and delivery thereof by the other parties thereto) is enforceable against each of them in accordance with its terms.

          (vii) The Notes have been duly executed and delivered by the Company and, when paid for by the Initial Purchaser in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance the Indenture), will constitute the valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture.

          (viii) When the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer (as defined in the Registration Rights Agreement) and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), the Exchange Notes and the Private Exchange Notes will constitute the valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture.

          (ix) The Guarantees endorsed on the Notes and the guarantees to be endorsed on the Exchange Notes and the Private Exchange Notes have each been duly executed and delivered by each of the Guarantors and, when the Notes are executed by the Company and paid for by the Initial Purchaser in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance the Indenture), will constitute the valid and binding obligations of the Guarantors, enforceable against the Guaran-tors in accordance with their terms and entitled to the benefits of the Indenture.

          (x) The statements in the Memorandum under the headings "Description of the Notes," "Exchange Offer; Registration Rights," and "Description of Senior Credit Facility", insofar as such statements purport to summarize certain provisions of the Indenture, the Notes, the Registration Rights Agreement and the Senior Credit Facility, and subject to the limitations contained in such statements, provide a fair and accurate summary in all material respects of such provisions of such agreements.

          (xi) The execution and delivery of this Agreement, the Registration Rights Agreement and the Indenture, and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Notes and the issuance of the Guarantees to the Initial Purchaser) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of
     (i) the certificate of incorporation or bylaws of the Company or any of the Guarantors, (ii) any statute or governmental rule or regulation which, in our experience, is normally applicable either to general business corporations that are not engaged in regulated business activities or to transactions of the type contemplated by the Memorandum (but without such counsel's having made any special investigation as to other laws and provided that such counsel need express no opinion in this paragraph with respect to (a) any laws, rules or regulations to which the Company may be subject as a result of the Initial Purchaser's legal or regulatory status or the involvement of the Initial Purchaser in such transactions, (b) any laws, rules or regulations relating to disclosure, misrepresentations or fraud or (c) the Act, the Exchange Act or the Trust Indenture Act) or
     (iii) the terms or provisions of any contract to which the Company or such Guarantor is a party except (in the of clauses (ii) and (iii) above) for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (xii) To the actual knowledge of such counsel, no consent, waiver, approval, authorization or order of any court or governmental authority is required for the issuance and sale by the Company of the Notes to the Initial Purchaser, the issuance of the Guarantees or the consummation by the Company and the Guarantors of the other transactions contemplated by the Basic Documents, except such as may be required under the Act, the Exchange Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states (and the rules and regulations thereunder), as to which such counsel need express no opinion in this paragraph.

          (xiii) To the actual knowledge of such counsel, no legal or governmental proceedings are pending to which the Company and the Guarantors are a party or to which the property or assets of the Company and the Guarantors are subject which seek to restrain, enjoin or prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold to the Initial Purchaser, the issuance of the Guarantees or the consummation of the other transactions contemplated by the Basic Documents.

          (xiv) No registration under the Act of the Notes or the Guarantees is required in connection with the sale of the Notes and the Guarantees to the Initial Purchaser in the manner contemplated by this Agreement and the Memorandum or in connection with the initial resale of the Notes by the Initial Purchaser in accordance with Section 3.2 of this Agreement, and prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (i) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act and (ii) the accuracy and completeness of the Initial Purchaser's representations in Section 3.2 and those of the Company and the Guarantors contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchaser and the initial resale thereof.

          (xv) As of the date hereof, neither the Notes nor the Guarantees are of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

          (xvi) Neither the Company nor any of the Guarantors are, or immediately after the sale of the Notes to the Initial Purchaser and application of the net proceeds therefrom as described in the Offering Memorandum under the caption "Use of Proceeds" will be, an "investment com-pany" as such term is defined in the Investment Company Act of 1940, as amended.

          (xvii) Neither the sale, issuance, execution or delivery of the Notes or the Guarantees nor the application of the net proceeds therefrom as described in the Offering Memorandum under the caption "Use of Proceeds" will contravene Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R.
     Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.